SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

March 17, 2005
Date of Report (Date of Earliest Event Reported)

HEWLETT-PACKARD COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-4423 (Commission File Number)	94-1081436 (I.R.S. Employer Identification No.)

3000 HANOVER STREET, PALO ALTO, CA (Address of principal executive offices)	94304 (Zip code)

(650) 857-1501
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement

Item 9.01	Financial Statements and Exhibits

SIGNATURES

EXHIBIT INDEX

Item 1.01	Entry into a Material Definitive Agreement

On March 17, 2005, the HR and Compensation Committee of the Board of Directors (the “HRC”) of Hewlett-Packard Company (“HP”) approved the Hewlett-Packard Company 2005 Executive Deferred Compensation Plan (the “EDCP”). The EDCP was adopted in connection with the enactment of Section 409A of the Internal Revenue Code of 1986, as amended, which was implemented under the American Jobs Creation Act of 2004. The EDCP will be used in lieu of the Hewlett-Packard Company Executive Deferred Compensation Plan for all amounts deferred on or after January 1, 2005. A copy of the EDCP is filed with this report as Exhibit 10.1 and is incorporated herein by reference.

Also on March 17, 2005, the HRC approved a form of letter which provides an offset against severance payments of the fair market value at grant date of certain restricted stock and restricted stock unit grants under the Hewlett-Packard Company 2000 Stock Plan and the Hewlett-Packard Company 2004 Stock Incentive Plan. A copy of such form of letter is filed with this report as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

10.1 Hewlett-Packard Company 2005 Executive Deferred Compensation Plan

10.2 Form of letter regarding severance offset for restricted stock and restricted stock units

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT-PACKARD COMPANY

DATE: March 21, 2005	By:	/s/ Charles N. Charnas

	Name:	Charles N. Charnas
	Title:	Vice President, Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Hewlett-Packard Company 2005 Executive Deferred Compensation Plan
10.2	Form of letter regarding severance offset for certain restricted stock and restricted stock units